DISTRIBUTION AGREEMENT

         THIS AGREEMENT is made as of May 24, 2000, between The Arbitrage Funds, a Delaware business trust (hereinafter referred to as the "Trust") and Rafferty Capital Markets, Inc. ("RCM" or the "Distributor"), a corporation organized and existing under the laws of the State of New York.

         WHEREAS the Trust is registered under the Investment Act of 1940, as amended ("1940 Act"), as an open-end management investment company, and has registered one or more distinct series of shares of beneficial interest ("Shares") for sale to the public under the Securities Act of 1933, as amended ("1933 Act"), and has qualified its shares for sale to the public under various state securities laws; and

         WHEREAS the Trust desires to retain RCM as principal underwriter in connection with the offering and sale of the Shares of each series listed on Schedule A (as amended from time to time) to this Agreement; and

         WHEREAS, the Distributor is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. (the "NASD");

         WHEREAS RCM is willing to act as principal underwriter for the Trust on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows;

         1. APPOINTMENT. The Trust hereby appoints RCM as an agent to be the principal underwriter so as to hold itself out as available to receive and accept orders for the purchase and redemption of the Shares and redemption of Shares on behalf of the Trust, subject to the terms and for the period set forth in this Agreement. RCM hereby accepts such appointment and agrees to act hereunder. The Trust understands that any solicitation activities conducted on behalf of the Trust will be conducted primarily, if not exclusively, by employees of the Trust's sponsor who shall become registered representatives of RCM.

         2. SERVICES AND DUTIES OF RCM.

            (a) RCM agrees to sell Shares on a best efforts basis from time to time during the term of this Agreement as agent for the Trust and upon the terms described in the Registration Statement. As used in this Agreement, the term "Registration Statement" shall mean the currently effective registration statement of the Trust, and any supplements thereto, under the 1933 Act and the 1940 Act.

            (1) RCM will hold itself available to receive purchase and redemption orders satisfactory to RCM for Shares and will accept such orders on behalf of the Trust. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Registration Statement.

            (2) If requested by the Trust, RCM, with the operational assistance of the Trust's transfer agent, shall make Shares available through the National Securities Clearing Corporation's Fund/SERV System.

            (3) RCM shall provide to investors and potential investors only such information regarding the Trust as the Trust shall provide or approve. RCM shall review and file all proposed advertisements and sales literature with appropriate regulators and consult with the Trust regarding any comments provided by regulators with respect to such materials.

            (4) The offering price of the Shares shall be the price determined in accordance with, and in the manner set forth in, the most-current Prospectus. The Trust shall make available to RCM a statement of each computation of net asset value.

            (5) RCM at its sole discretion may repurchase Shares offered for sale by the shareholders. Repurchase of Shares by RCM shall be at the price determined in accordance with, and in the manner set forth in, the most-current Prospectus. At the end of each business day, RCM shall notify, by any appropriate means, the Trust and its transfer agent of the orders for repurchase of Shares received by RCM since the last report, the amount to be paid for such Shares, and the identity of the shareholders offering Shares for repurchase. The Trust reserves the right to suspend such repurchase right upon written notice to RCM. RCM further agrees to act as agent for the Trust to receive and transmit promptly to the Trust's transfer agent shareholder requests for redemption of Shares.

            (6) RCM shall not be obligated to sell any certain number of Shares.

            (7) RCM shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board.

         3. DUTIES OF THE TRUST.

            (1) The Trust shall keep RCM fully informed of its affairs and shall provide to RCM from time to time copies of all information, financial statements, and other papers that RCM may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Trust by its independent public accountant and such reasonable number of copies of the most current Prospectus, Statement of Additional Information ("SAI"), and annual and interim reports as RCM may request, and the Trust shall fully cooperate in the efforts of RCM to sell and arrange for the sale of Shares.

            (2) The Trust shall maintain a currently effective Registration Statement on Form N-1A with the Securities and Exchange Commission (the "SEC"), maintain qualification with applicable states and file such reports and other documents as may be required under applicable federal and state laws. The Trust shall notify RCM in writing of the states in which the Shares may be sold and shall notify RCM in writing of any changes to such information. The Trust shall bear all expenses related to preparing and typesetting such Prospectuses, SAI and other materials required by law and such other expenses, including printing and mailing expenses, related to the Trust's communication with persons who are shareholders.

            (3) The Trust shall not use any advertisements or other sales
materials that   have not been (i) submitted to RCM for its review and approval, and (ii) filed with the appropriate regulators.

            (4) The Trust represents and warrants that its Registration Statement and any advertisements and sales literature (excluding statements relating to RCM and the services it provides that are based upon written information furnished by RCM expressly for inclusion therein) of the Trust shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to RCM, pursuant to Section 3(i) hereof, shall be true and correct in all material respects.

         4. OTHER BROKER-DEALERS. RCM in its discretion may enter into agreements to sell Shares to such registered and qualified retail dealers, as reasonably requested by the Trust. In making agreements with such dealers, RCM shall act only as principal and not as agent for the Trust. The form of any such dealer agreement shall be mutually agreed upon and approved by the Trust and RCM.

         5. WITHDRAWAL OF OFFERING. The Trust reserves the right at any time to withdraw all offerings of any or all Shares by written notice to RCM at its principal office. No Shares shall be offered by either RCM or the Trust under any provisions of this Agreement and no orders for the purchase or Sale of Shares hereunder shall be accepted by the Trust if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC.

         6. SERVICES NOT EXCLUSIVE.    The services furnished by RCM hereunder
are not to be deemed exclusive and RCM shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

         7. EXPENSES OF THE TRUST. The Trust shall bear all costs and expenses of registering the Shares with the SEC and state and other regulatory bodies, and shall assume expenses related to communications with shareholders of the Trust including, but not limited to, (i) fees and disbursements of its counsel and independent public accountant; (ii) the preparation, filing, and printing of Registration Statements and/or Prospectuses or SAIs; (iii) the preparation and mailing of annual and interim reports, Prospectuses, SAIs, and proxy materials to shareholders; (iv) such other expenses related to the communications with persons who are shareholders of the Trust; and (v) the qualifications of Shares for sale under the securities laws of such jurisdictions as shall be selected by the Trust pursuant to Paragraph 3(ii) hereof, and the costs and expenses payable to each such jurisdiction for continuing qualification therein. In addition, the Trust shall bear all costs of preparing, printing, mailing and filing any advertisements and sales literature subject to the terms of the any Rule 12b-1 Plan.

         8. EXPENSES OF THE DISTRIBUTOR. The Distributor shall bear the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification. The Distributor does not assume responsibility for any expenses not expressly assumed hereunder.

         9. COMPENSATION. As compensation for the services performed and the expenses assumed by RCM under this Agreement including, but not limited to, any commissions paid to third parties for sales of Shares, the Trust shall pay RCM, as promptly as possible after receipt of a quarterly invoice, a fee for services as set forth in Schedule B to this Agreement. Such fees shall be paid to Distributor by the Trust pursuant to its Rule 12b-1 plan or, if Rule 12b-1 payments are not sufficient to pay such fees and expenses, or if the Rule 12b-1 plan is discontinued, or if the Fund's sponsor, the Adviser, otherwise determines that Rule 12b-1 fees shall not, in whole or in part, be used to pay Distributor, the Adviser shall be responsible for the payment of the amount of such fees not covered by Rule 12b-1 payments.

        10.SHARE CERTIFICATES. The Trust shall not issue certificates representing Shares unless requested to do so by a shareholder. If such request is transmitted through RCM, the Trust will cause certificates evidencing the Shares owned to be issued in such names and denominations as RCM shall from time to time direct.

        11. STATUS OF RCM.    RCM is an independent contractor and shall be
agent of the Trust only with respect to the sale and redemption of Shares.


        12. INDEMNIFICATION.

            (a) The Trust agrees to indemnify, defend, and hold RCM, its officers and directors, and any person who controls RCM within the meaning of
Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands, or liabilities and any counsel fees incurred in connection therewith) that RCM, its officers, directors, or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any (i) alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, SAI or sales literature, (ii) alleged omission to state a material fact required to be stated in the Registration Statement, Prospectus, or SAI or necessary to make the statements therein not misleading, or (iii) failure by the Trust to comply with the terms of the Agreement; provided, that in no event shall anything contained herein be so construed as to protect RCM against any liability to the Trust or its shareholders to which RCM would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Agreement.

            (b) The Trust shall not be liable to RCM under this Agreement with respect to any claim made against RCM or any person indemnified unless RCM or other such person shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon RCM or such other person (or after RCM or the person shall have received notice of service on any designated agent). However, failure to notify the Trust of any claim shall not relieve the Trust from any liability that it may have to RCM or any other person against whom such action is brought otherwise than on account of this Agreement.

            (c) The Trust shall be entitled to participate at its ownn expense in the defense or, if it so elects, to assume the defense of any suit brought t enforce any claims subject to this Agreement. If the Trust elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Trust and satisfactory to indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Trust elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants. The Trust agrees to promptly notify RCM of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of any of its Shares.

            (d) RCM agrees to indemnify, defend, and hold the Trust, its officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending against such claims, demands, or liabilities and any counsel fees incurred in connection therewith) that the Trust, its trustees or officers, or any such controlling person may incur under the 1933 Act, or under common law or otherwise, resulting from RCM's willful misfeasance, bad faith or gross negligence in the performance of its obligations and duties under this Agreement, or arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by RCM to the Trust for use in the Registration Statement, Prospectus or SAI of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, Prospectus or SAI or necessary to make such information not misleading.

            (e) RCM shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if RCM elects to assume the defense, the defense shall be conducted by counsel chosen by RCM and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that RCM elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If RCM does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

        13. DURATION AND TERMINATION.

            (a) This Agreement shall become effective on the date first written above or such later date as indicated in Schedule A and, unless sooner terminated as provided herein, will continue in effect for two years from the above written date. Thereafter, if not terminated this Agreement shall continue in effect for successive annual periods, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Trust's Board who are neither interested persons (as defined in the 1940 Act) of the Trust ("Independent trustees") or RCM, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Trust.

            (b) Notwithstanding the foregoing, this Agreement may be terminated in its entirety at any time, without the payment of any penalty, by vote of the Board, by vote of a majority of the Independent trustees, or by vote of a majority of the outstanding voting securities of the Trust on sixty days' written notice to RCM or by RCM at any time, without the payment of any penalty, on sixty days' written notice to the Trust. This Agreement will automatically terminate in the event of its assignment.

        14. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought. This Agreement may be amended with the approval of the Board or of a majority of the outstanding voting securities of the Trust; provided, that in either case, such amendment also shall be approved by a majority of the Independent trustees.

        15. LIMITATION OF LIABILITY. The Board and shareholders of the Trust shall not be personally liable for obligations of the Trust in connection with any matter arising from or in connection with this Agreement. This Agreement is not binding upon any trustees, officer or shareholder of the Trust individually, and no such person shall be individually liable with respect to any action or inaction resulting from this Agreement.

        16. NOTICE.   Any notice required or permitted to be given by either
party to the other shall be deemed sufficient upon receipt in writing at the other party's principal offices.

        17. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person," and "assignment" shall have the same meaning as such terms have in the 1940 Act.

        18. GOVERNING LAW.   This Agreement shall be construed in accordance
with the laws of the State of New York and the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first above written.

         ATTEST:                                  THE ARBITRAGE FUNDS

         ___________________________              By:___________________________

                                                  Title:________________________



         ATTEST:                                  RAFFERTY CAPITAL MARKETS, INC.


         ___________________________              By:___________________________

                                                  Title:________________________







                                   SCHEDULE A
                                     TO THE
                             DISTRIBUTION AGREEMENT
                                     BETWEEN

                               THE ARBITRAGE FUNDS

                                       AND

                         RAFFERTY CAPITAL MARKETS, INC.

         Pursuant to Section 1 of the Distribution Agreement between Arbitrage Funds (the "Trust"), and Rafferty Capital Markets, Inc. ("RCM"), the Trust hereby appoints RCM as its agent to be the principal underwriter of the Trust with respect to its following series:

                                 Arbitrage Fund

Dated___________________,2000



                                   SCHEDULE B

                       DISTRIBUTION SERVICES FEE SCHEDULE

         |X| Greater of the annual minimum of $15,000 for the initial fund or 1 basis point on assets of the funds.

         |X| Licensing of Investment Advisor's Staff @ an annual fee of $900 per person.

         |X| Advertising Compliance Review and NASD Filing @ $150 per job for the first ten pages of an ad piece and $20 per additional page. NASD filing fees will apply for Fund/Serv activities on a pass thru basis, if applicable.

SERVICES INCLUDE:

         |X| Providing access to Fund/Serv as an NSCC member
         |X| Filing marketing material with the NASD
         |X| Providing principal review of marketing materials
         |X| Executing broker dealer selling agreements
         |X| Underwriting mutual fund shares